UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018 (January 10, 2018)

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Molina Healthcare, Inc. (the “Company”) on January 11, 2018 (the “Original Form 8-K”).  This Amendment No. 1 supplements the disclosure under Item 5.02 in the Original Form 8-K to include disclosure of the effective date of Terry Bayer’s retirement and the terms thereof.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the Original Form 8-K, the Company reported that, on January 10, 2018, Terry Bayer notified the Company of her intent to retire from her position as the Company’s chief operating officer.  The effective date of Ms. Bayer’s retirement is February 2, 2018.

Ms. Bayer’s employment agreement with the Company was described in, and filed as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2013.  Ms. Bayer’s retirement was deemed a termination without cause for purposes of determining her eligibility to receive the additional payments and benefits specified in Section 7B of the Employment Agreement.  Ms. Bayer will receive such additional payments and benefits in addition to her salary through the final date of her active employment, plus accrued and unused vacation pay, as required by Section 7A of her employment agreement.  Ms. Bayer delivered to the Company an executed Release of Claims and Covenant Not to Sue as contemplated by her employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 2, 2018	By: /s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Secretary